INTERNAL REVENUE SERVICE            DEPARTMENT OF THE TREASURY
DISTRICT DIRECTOR
31 HOPKINS PLAZA
BALTIMORE, MD 21201-0000
                                    Employer Identification Number:
Date: May 9, 1991                            52-0228804
                                    File Folder Number:
NORTHFIELD FEDERAL SAVINGS INC               5210004128
C/O JAMES W. CARSCADDON             Person to Contact:
SIGNET TRUST COMPANY                         ANN L. HETRICK
P.O.  BOX 26311                     Contact Telephone Number:
RICHMOND, VA 23260-6311                      (301) 962-9615
                                    Plan Name:
                                      NORTHFIELD FEDERAL SAVINGS INC 401K
                                      EMPLOYEE SAVINGS & INVESTMENT PLAN
                                    Plan Number: 001

Dear Applicant:

     We have made a favorable determination on your plan, identified above, based on the information supplied. Please keep this letter in your permanent records.

     Continued qualification of the plan under its present form will depend on its effect in operation. (See section 1.401-1(b)(3) of the Income Tax Regulations.) We will review the status of the plan in operation periodically.

     The enclosed document explains the significance of this favorable determination letter, points out some features that may affect the qualified status of your employee retirement plan, and provides information on the reporting requirements for your plan. It also describes some events that automatically nullify it. It is very important that you read the publication.

     This letter relates only to the status of your plan under the Internal Revenue Code. It is not a determination regarding the effect of other federal or local statutes.

     This determination letter is applicable for the amendment(s) adopted on February 6, 1991.

     We have sent a copy of this letter to your representative as indicated in the power of attorney.

     If you have questions concerning this matter, please contact the person whose name and telephone number are shown above.

                              Sincerely yours,

                              /s/ H.J. Hightower

                              District Director

Enclosures:
Publication 794
PHBA 515

                                    Letter 835(00/00)

INTERNAL REVENUE SERVICE                              DEPARTMENT OF THE TREASURY
DISTRICT DIRECTOR
31 HOPKINS PLAZA
BALTIMORE, MD 21201-0000
                                   Employer Identification Number:
Date: APR 19, 1993                       52-1053785
                                    File Folder Number:
COASTAL PENSION SERVICES INC             521000506
111 NORTH CHARLES STREET SUITE 400  Person to Contact:
BALTIMORE, MD  21201                     EP/EO CUSTOMER SERVICE UNIT
                                    Contact Telephone Number:
                                         (410)  962-6058
                                    Plan Name:
                                     NONSTANDARDIZED 401K

                                    Plan Number: 005

                                    Basic Plan Document Number:
                                         01

                                    Letter Serial Number:
                                         D8525076

Dear Applicant:

     This amendment to the form of the plan identified above is acceptable under section 401(a) or 403(a) of the Internal Revenue Code. This letter relates only to the amendment to the form of the plan. It is not a determination of any other amendment or of the form of the plan as a whole, or on the effect of other federal or local statutes.

     You must furnish a copy of this letter and the enclosed publication to each employer who adopts this plan. You must also send a copy of this letter, a copy of the approved form of the plan, and any approved amendments and related documents to each key District Director of the Internal Revenue Service in whose jurisdiction there are adopting employers.

     The acceptability of the form of the plan is not a ruling or determination as to whether an employer's plan qualifies under Code section 401(a). To adopt the form of the plan, the employer should apply for a determination letter by filing an application with the key District Director of the Internal Revenue Service on Form 5307, Application for Determination for Adopters of Master or Prototype, Regional Prototype or Volume Submitter Plans.

     For purposes of sections 15.02 and 15.03 of Rev. Proc. 89-13, 1989-1 C.B. 801, your application was received before March 31, 1991.

     Please advise those adopting the plan to contact you if they have any questions about the operation of the plan.

     We have sent a copy of this letter to your representative as indicated in your Power of Attorney.



                                         Letter 2026________
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                                      -2-


COASTAL PENSION SERVICES INC



     If you have any questions on our processing of this case, please call the above telephone number. If you write, please provide your telephone number and the most convenient time for us to call in case we need more information. Whether you call or write, please refer to the Letter Serial Number and File Folder Number shown in the heading of this letter.

     You should keep this letter as a permanent record.

                                    Sincerely yours,



                                    District Director

Enclosure(s)
Publication 1488